Exhibit 99

Gentherm Announces CEO Succession in 2025

Bill Presley, Vice-Chairman and COO of Aptiv PLC

to become President and CEO, and Board Director, as of January 1, 2025

Phil Eyler to Remain as an Advisor to Gentherm through June 30, 2025

NORTHVILLE, Michigan, November 8, 2024 /Global Newswire/ — Gentherm (NASDAQ:THRM), the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems, today announced its planned CEO succession, effective January 1, 2025.

Gentherm’s current President and Chief Executive Officer, Phillip Eyler, will be succeeded by William (“Bill”) Presley, who currently serves as Vice Chairman and Chief Operating Officer of Aptiv PLC, and will become the next President and CEO of Gentherm. Mr. Presley will also be appointed by the Board to fill the vacancy following Mr. Eyler’s resignation from the Board. Mr. Eyler has agreed to remain as an advisor to Mr. Presley and the company through June 30, 2025.

Phil Eyler said, “As part of a planful succession process initiated approximately a year ago, the Board of Directors and I agreed to a transition plan that would allow me to pursue new professional interests and opportunities and serve the best interest of the company for the next phase of growth for Gentherm. Over the past year, I supported the Board and its committees as well as its advisors in its process to identify and select an industry professional uniquely qualified to lead Gentherm in its next phase of growth. I look forward to working closely with Bill as he transitions into his new role beginning in January.”

Ronald Hundzinski, Non-Executive Chairman of the Board, said, “On behalf of the Board of Directors and the entire global Gentherm team, I would like to personally thank Phil for his seven years of extraordinary leadership and contributions to the company. Over that timeframe, Phil implemented the company’s Focused Growth strategy and led the repositioning of the company’s business lines. He nourished innovation and expanded the business through acquisitions, positioning the company to set records for new business awards and revenue as well as expand operating margins through Fit for Growth programs and return capital to shareholders. We appreciate Phil’s willingness to continue to serve the company through the transition period.”

Mr. Hundzinski continued, “We are pleased to welcome Bill Presley as the new President and CEO of Gentherm, as well as to appoint him to the Board. Bill has over 30 years of experience in roles of increasing responsibilities at Chrysler Corporation, Lear Corporation and, currently, as Vice-Chairman and Chief Operating Officer of Aptiv PLC. Aptiv is a designer, developer and manufacturer of software and hardware solutions for automotive safety features, electrified architectures, and intelligent connectivity with revenue of over $20 billion. As a recognized leader in the industry and an engineer by training, as well as a holder of multiple patents in the automotive industry, Bill possesses exceptionally deep automotive general management, engineering and manufacturing expertise. Bill has a proven track record of driving growth in core and adjacent markets both organically and inorganically. Furthermore, his operational knowledge enables him to help teams create cultures that expand margins through efficient execution in every phase of product creation, manufacturing and delivery. Importantly, Bill was the unanimous choice by our Board to be the next leader for Gentherm.”

Incoming CEO Bill Presley said, “I am honored to have been selected as the new President and CEO of Gentherm, and look forward to serving on the Board. As the clear global leader in thermal management, pneumatic systems and comfort solutions in the automotive industry and a leader in medical patient temperature management systems, Gentherm is exceptionally well positioned for continued growth. In fact, I believe that the company is just at the cusp of a new growth wave, driven by strong business wins in core products and several new innovations, such as ClimateSense®, Puls.ATM and ComfortScaleTM, as well as new program launches. Gentherm has an amazing culture of innovation backed by a workforce that proudly believes in the value that Gentherm offers to users of Gentherm technology. I look forward to working with the Board and the global Gentherm team to drive shareholder value.”

Mr. Eyler concluded, “I would like to take this opportunity to thank the Board of Directors for working closely and collaboratively with me over my time at Gentherm. I would also like to extend my heartfelt appreciation to everyone at Gentherm who have all worked tirelessly to drive innovation, support our customers, win new business, enhance our profitability and create a thriving culture. It has been an extraordinary journey for me, for which I am deeply thankful.”

The company also noted that the Board, Mr. Eyler and Mr. Presley are partnering to select the company’s new Chief Financial Officer. The selection process for the next CFO is proceeding effectively, and the company anticipates naming a new CFO in the near future.

Investor Contact

Gregory Blanchette

investors@gentherm.com

248.308.1702

Media Contact

Melissa Fischer

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ: THRM) is the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems, lumbar and massage comfort solutions, valve system technologies, and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 14,000 employees in facilities in the United States, Germany, China, Czech Republic, Hungary, Japan, Malta, Mexico, Morocco, North Macedonia, South Korea, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. In making these statements we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

•	macroeconomic, geopolitical and similar global factors in the cyclical Automotive industry;

•	increasing U.S. and global competition, including with non-traditional entrants;

•	our ability to effectively manage new product launches and research and development, and the market acceptance of such products and technologies;

•	the evolution and recent challenges of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;

•	our ability to convert automotive new business awards into product revenues;

•	the recent supply-constrained environment, and inflationary and other cost pressures;

•	the production levels of our major customers and OEMs in our key markets and sudden fluctuations in such production levels;

•	our business in China, which is subject to unique operational, competitive, regulatory and economic risks;

•	our ability to attract and retain highly skilled employees, including executives, and wage inflation;

•	a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers, such as recent labor strikes among certain OEMs and suppliers;

•	our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;

•	our product quality and safety and impact of product safety recalls and alleged defects in products;

•	our ability to integrate our recent acquisitions and realize synergies, as well as to consummate additional strategic acquisitions, investments and exits, and achieve planned benefits;

•	any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks;

•	the impact of our global operations, including our global supply chain, operations within Ukraine, economic and trade policies, and foreign currency and exchange risk;

•	any loss or insolvency of our key customers and OEMs, or key suppliers;

•	our efforts to optimize our global supply chain and manufacturing footprint, including near-term expense headwinds from new facilities;

•	our ability to project future sales volume based on third-party information, based on which we manage our business;

•	the protection of our intellectual property in certain jurisdictions;

•	our compliance with anti-corruption laws and regulations;

•	legal and regulatory proceedings and claims involving us or one of our major customers;

•	the extensive regulation of our patient temperature management business;

•	risks associated with our manufacturing processes;

•	the effects of climate change and catastrophic events, as well as regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;

•	our product quality and safety;

•	our borrowing availability under our revolving credit facility, as well ability to access the capital markets, to support our planned growth; and

•	our indebtedness and compliance with our debt covenants.

The foregoing risks should be read in conjunction with the Company’s reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.